SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported) January 19, 2000




                           ASSET INVESTORS CORPORATION

             (Exact name of registrant as specified in its charter)



           Delaware                    001-09360           84-1500244
           --------
(State or other jurisdiction of      (Commission        (I.R.S. Employer
incorporation or organization)       File Number)     Identification No.)



        3410 South Galena, Suite 210                             80231
              Denver, Colorado                                (Zip Code)
  (Address of principal executive offices)





        Registrant's telephone number, including area code (303) 614-9400

Item 5.  Other Events

Acquisition Agreement

On January 19, 2000, Asset Investors Corporation (together with its subsidiaries the "Company") acquired from Community Management Investors Corporation ("Seller") the 50% interest in two property management companies named AIC Property Management Co., L.L.C. and AIC Community Management Partnership (collectively, "AIC Property Management"), that the Company did not already own. Mr. Bruce E. Moore, President, Chief Operating Officer and a director of the Company, owns 35% of Seller and Mr. Joseph W. Gaynor, Vice President of Development of the Company, owns 20% of Seller. The aggregate purchase price for the 50% interest in AIC Property Management was $2,120,000, which was paid in the form of a promissory note, due March 31, 2000, and which bears interest at a rate of 8.5% per year. Mr. Moore and Mr. Gaynor are entitled to receive $742,000 and $424,000, respectively, of the purchase price.

AIC Property Management primarily manages manufactured home communities owned by the Company and Commercial Assets, Inc., an affiliate of the Company. Following this acquisition, the Company owns 100% of AIC Property Management.

Item 7.         Exhibits

    10.1 Acquisition Agreement, dated effective as of January 1, 2000, by and among AIC Community Management Holding Corp., AIC Management Holdings, LLC and Community Management Investors Corporation.

    10.1(a) Promissory Note, dated January 1, 2000, by and among AIC Community Management Holding, LLC, Manufactured Housing Corp. and Community Management Investors Corporation.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   ASSET INVESTORS CORPORATION


                                                   By: /s/David M. Becker
                                                       -------------------------
                                                        David M. Becker
                                                        Chief Financial Officer

Date: January 31, 2000



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